EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of GeoResources, Inc. for the year ended December 31, 2010. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from GeoResources, Inc.’s oil and gas reserves as of December 31, 2010, 2009 and 2008 and to the inclusion of our reports dated February 25, 2011 as an exhibit to the Annual Report on Form 10-K of GeoResources, Inc. for the year ended December 31, 2010 and January 5, 2012 as an exhibit to the Annual Report on Form 10-K/A of GeoResources, Inc. for the year ended December 31, 2010. We further consent to the incorporation by reference thereof into GeoResources, Inc.’s Registration Statements on Form S-3 (File No. 333-144831; File No. 333-152041; File No. 333-155681; File No. 333-170832; and File No. 333-178710) and on Form S-8 (File No. 333-145221 and File No. 333-149216).

Sincerely,

/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.

Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm F-693

February 7, 2012